                        [STEWART H. BENJAMIN LETTERHEAD]



                                                                    EXHIBIT 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



To the Board of Directors
FoneCash, Inc.

As the independent public accountant, I hereby consent to the incorporation by reference in this registration statement of my report dated August 7, 2000 included in FoneCash, Inc.'s Registration Statement File No. 30536 for the six months ended June 30, 2000 and to all references to my Firm included in this registration statement.



/s/ Stewart H. Benjamin, CPA, P.C.
    ---------------------------------
    Stewart H. Benjamin
    Certified Public Accountant, P.C.

    Plainview, New York
    September 21, 2000